Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2010 included in the Annual Report on Form 10-K of EOS Preferred Corporation for the year ended December 31, 2011.

/s/ Ernst & Young LLP

New York, New York

April 13, 2012